EXHIBIT 21
                        A.G. EDWARDS, INC.
                    REGISTRANT'S SUBSIDIARIES

    The following listing includes the registrant's directly-owned subsidiaries and indirect;y-owned subsidiaries (certain subsidiaries which are not significant are omitted from the listing), all of which are included in the consolidated financial statements:
                                                Place of
                                            Incorporation/
Name of Company                              Organization       Subdiary of

A.G. Edwards & Sons, Inc. (Edwards)             Delaware         Registrant
  The Ceres Investment Company                  Missouri         Edwards
AGE Commodity Clearing Corp.                    Delaware         Registrant
A.G. Edwards Life Insurance Company             Missouri         Registrant
Edwards Development Corporation                 Missouri         Registrant
A.G. Edwards Trust Company (Missouri Trust)     Missouri         Registrant
  A.G.Edwards Investment Management
     Consulting Services, Inc.                  Missouri         Missouri Trust
A.G. Edwards Trust Company (New Jersey Trust)   New Jersey       Registrant
A.G. Edwards Trust Company (Texas Trust)        Texas            Registrant
A.G. Edwards Trust Company (Florida Trust)      Florida          Registrant
A.G. Edwards Trust Company FSB                  Federal Charter  Registrant
A.G.E. Properties, Inc. (Properties)            Missouri         Registrant
  A.G.E. Realty Corp.                           Missouri         Properties
  A.G.E. Redevelopment Corporation              Missouri         Properties
GULL-AGE Capital Group, Inc.                    Delaware         Registrant
AGE Investments, Inc.                           Delaware         Registrant
A.G. Edwards Capital Inc.                       Delaware         Registrant
AGE Capital Holding, Inc.                       Delaware         Registrant
AGE International, Inc. (Internationl)          Delaware         Registrant
  A.G. Edwards & Sons (UK) Limited              United Kingdom   International
CPI Qualified Plan Consultants, Inc.            Delaware         Registrant